UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 2, 2012

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 Union BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2012, Kelli C. Kast was appointed as the Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Registrant.

Ms. Kast previously worked for Coeur d’Alene Mines Corporation (“Coeur”) as Senior Vice President, General Counsel and Corporate Secretary from March 2009 through March 2012. Ms. Kast has also served as Coeur’s Vice President, General Counsel and Corporate Secretary from May 2005 to March 2009 and additionally as its Chief Administrative Officer from March 2009 to December 2011. Prior to her tenure at Coeur. Ms. Kast was Corporate Counsel for HealtheTech Inc. from April 2004 to April 2005 and the Assistant General Counsel and Corporate Secretary for Global Water Technologies Inc. and Psychrometric Systems, Inc. from December 1997 through February 2003. Ms. Kast earned her Juris Doctor from the University of South Dakota School Of Law and her Bachelor's degree from the University of Idaho.

On July 2 2012, the Registrant entered into an employment agreement contract (“Employment Agreement”) with Ms. Kelli C. Kast pursuant to her appointment as Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Registrant.  Pursuant to the terms of the Employment Agreement, Ms. Kast’s initial salary is to be set at a rate of US$200,000 per year. Ms. Kast will be eligible to participate in all employee benefit programs of the Registrant. Ms. Kast will also be granted stock options on a total of 150,000 shares of the Registrant’s common stock of which 75,000 stock options will be granted upon appointment and 75,000 will be granted on or before October 15, 2012. The options will vest as follows: 20% after four months from grant; 20% after eight months; 20% after 12 months; 20% after 15 months; and the remaining 20% after 18 months from grant. The options granted at appointment will be exercisable at an exercise price of US$5.02 with an expiry date of July 2, 2017.  If the Registrant terminates the services of Ms. Kast without cause, Ms. Kast will be entitled to six months of compensation at her normal annual rate if employed with the Registrant less than 12 months or one year of compensation at her normal annual rate if employed with the Registrant more than 12 months. In the case of a “change in control” of the Registrant (as defined in the Employment Agreement) resulting in Ms. Kast’s loss of employment or a reduction in Ms. Kast’s base salary greater than 10% or a material demotion in Ms. Kast’s title and position with the Registrant, the Registrant will provide Ms. Kast two years of compensation at her normal annual rate.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.02.

Item 7.01  Regulation FD

On July 2, 2012, the Registrant issued a press release announcing the appointment of Ms. Kelli C. Kast as Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Corporation.   A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1 99.1	Employment Agreement Contract between Ms. Kelli C. Kast, ESQ and the Registrant dated July 2, 2012 Press Release dated July 2, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: July 3, 2012	By: /s/ David P. Suleski David P. Suleski Chief Financial Officer